                   U.S. SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                  March 5, 1997
                  ------------------------------------------------
                  Date of Report (date of earliest event reported)

                                MUSIC TONES LTD.
                ----------------------------------------------------
                Exact name of Registrant as Specified in its Charter

         Colorado                  0-28154                84-1337504
 ---------------------------    ---------------  ---------------------------
 State or Other Jurisdiction    Commission File  IRS Employer Identification
      of Incorporation              Number                   Number

             430 Ansin Boulevard, Suite G, Hallandale, Florida  33009
            ----------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code

                                 (954) 455-0110
                --------------------------------------------------
                Registrant's Telephone Number, Including Area Code

                 12416 East Amherst Circle, Aurora, Colorado 80014
                --------------------------------------------------
                   Former Address, if Changed Since Last Report

 ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On March 5, 1997, Music Tones Ltd. (the "Company") completed the acquisition of 100% of the outstanding common stock of Simplex Medical Systems, Inc. ("Simplex") in exchange for 3,453,000 shares of the Company's Common Stock (46.04% of the shares now outstanding). In connection with the closing of this transaction, several current shareholders submitted for cancellation a total of 31,953,000 shares of common stock. As a result, after the acquisition of Simplex there are a total of 7,500,000 shares outstanding.

     The stock issuances were made pursuant to a Share Exchange Agreement ("Agreement") between the Company and Simplex. The terms of the Agreement were the result of negotiations between the managements of the Company and Simplex. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinions or evaluations.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the schedules thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     As a result of the transaction with Simplex and the issuance of the 3,453,000 shares of the Company's Common Stock, following are those persons known by the Company to own 5% or more of the Company's Voting Stock and the number of shares held by all directors and executive officers of the Company as a group:

                                                            PERCENT OF
                                   NUMBER OF                OUTSTANDING
 NAME AND ADDRESS                VOTING SHARES             VOTING SHARES
 Henry B. Schur                  1,042,500<FN1>                13.9%
 2160 Poinciana Drive
 Hallandale, FL  33009

 John E. Trafton                   878,000                     11.7%
 285 Sunrise Drive, Apt. 16
 Key Biscayne, FL  33149

 All Directors and Officers      1,920,500<FN1>                25.6%
 of the Company as a Group
 (4 persons)
 ___________________

 <FN1>
 Includes 862,500 shares held of record by Mr. Schur's wife, 80,000 shares held by Mr. Schur's daughter and 100,000 shares held in trust for Mr. Schur's daughter.

     Effective on the closing of the acquisition, the Company's officers and directors were as follows:

         Richard Lucibella             -  President
         John E. Trafton, Ph.D.        -  Vice President
         Nicholas G. Levandoski, Ph.D. -  Vice President - Research &
                                          Development, Secretary,
                                          Treasurer and Director
         Henry B. Schur                -  Vice President - Marketing and
                                          Director

 ITEM 2.  ACQUISITION OF DISPOSITION OF ASSETS

     As described in Item 1 of this Report, on March 5, 1997, the Company acquired all of the issued and outstanding common stock of Simplex Medical Systems, Inc. in exchange for shares of the Company's Common Stock.

     Simplex is a development-stage bio-tech company engaged in the development, marketing and manufacturing of diagnostic products, biologic products for blood banking, bulk pharmaceuticals, and specialty and agricultural chemicals.

     Simplex has applied for patents to acquire rights to certain technologies and inventions for non-invasive diagnostic products, specifically devices for detection of human immunodeficiency virus (HIV), hepatitis B and other diseases. Based on research, Simplex believes that the non-invasive collection and analysis of biological fluids, specifically the device for collection of saliva, is expected to replace many test regimes for diagnostic products that are presently in use.

     Based on the most recent available unaudited financial statements, as of October 31, 1996, Simplex had total assets of approximately $534,000 and total liabilities of approximately $231,000 resulting in shareholders' equity of approximately $303,000. During the ten months ended October 31, 1996, Simplex had revenues of approximately $22,000 and a net loss of approximately $281,000.

 ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS.

     The Company intends to hold a special shareholders meeting on March 28, 1997, at which time shareholders will be asked to approve a change of the Company's name to Simplex Medical Systems, Inc.

 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
 EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for Simplex Medical Systems, Inc. are not yet available, and will be filed by amendment on or before May 19, 1997.

     (b) PROFORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before May 19, 1997.

     (c)  EXHIBITS.

            Exhibit 10 Share Exchange Agreement between Music Tones Ltd. and Simplex Medical Systems, Inc.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    MUSIC TONES LTD.

 Dated: March 14, 1997              By/s/ Nicholas G. Levandoski
                                      Nicholas G. Levandoski, PhD
                                      Director